                                                                    EXHIBIT 99.1
                         UNAUDITED PRO FORMA CONDENSED
                     COMBINED PLEXUS FINANCIAL INFORMATION

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

     The following unaudited pro forma condensed combined balance sheet combines the historical consolidated balance sheets of Plexus and SeaMED, giving effect to the merger as if it had been effective on March 31, 1999. This information should be read together with the historical consolidated financial statements and notes of Plexus and SeaMED. The pro forma financial data presented below does not necessarily indicate the actual financial position that would have occurred if the merger had been completed on March 31, 1999, or that may result in the future.

                                                                              PRO FORMA       PRO FORMA
                                                       PLEXUS     SEAMED     ADJUSTMENTS      COMBINED
                                                       ------     ------     -----------      ---------
                                                                       (IN THOUSANDS)
ASSETS
Current assets:
  Cash and cash equivalents.......................    $ 33,181    $10,709           --        $ 43,890
  Accounts receivable.............................      51,393     12,746           --          64,139
  Inventories.....................................      41,700     10,354      $(1,286)(A)      50,768
  Other...........................................       9,136      2,264           --          11,400
                                                      --------    -------      -------        --------
Total current assets..............................     135,410     36,073       (1,286)        170,197
Property, plant and equipment, net................      23,252      5,649                       28,901
Other.............................................       1,173        250                        1,423
                                                      --------    -------      -------        --------
Total assets......................................    $159,835    $41,972      $(1,286)       $200,521
                                                      ========    =======      =======        ========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt...............    $     10    $   994                     $  1,004
  Accounts payable................................      36,705      1,755      $ 4,000(B)       42,460
  Other...........................................      15,099      5,676         (450)(C)      20,325
                                                      --------    -------      -------        --------
Total current liabilities.........................      51,814      8,425        3,550          63,789
Long-term debt....................................         147      3,025           --           3,172
Other.............................................       1,596         --           --           1,596
Shareholders' equity:
  Common stock and additional paid-in capital.....      27,026     21,289           --          48,315
  Note receivable from officer....................          --        (75)          --             (75)
  Retained earnings...............................      79,252      9,308       (4,836)         83,724
                                                      --------    -------      -------        --------
Total shareholders' equity........................     106,278     30,522       (4,836)        131,964
                                                      --------    -------      -------        --------
Total liabilities and shareholders' equity........    $159,835    $41,972      $(1,286)       $200,521
                                                      ========    =======      =======        ========

   See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

     The following unaudited pro forma condensed combined statements of income combine the historical consolidated statements of income of Plexus and SeaMED giving effect to the merger, as if it had been effective as of the beginning of the periods indicated. This information should be read in conjunction with the historical consolidated financial statements, and notes, of both Plexus and SeaMED. The pro forma financial data presented below does not necessarily indicate the actual financial results which would have occurred if the merger had been completed on the dates indicated, or that may result in the future.

     SIX MONTHS ENDED MARCH 31, 1999

                                                                         PRO FORMA       PRO FORMA
                                                    Plexus    SEAMED    ADJUSTMENTS      COMBINED
                                                    ------    ------    -----------      ---------
                                                    (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
Net sales........................................  $205,117   $38,262                    $243,379
Cost of sales....................................   175,623    32,803     $ (385)(A)      208,102
                                                                              61(D)
                                                   --------   -------     ------         --------
Gross profit.....................................    29,494     5,459        324           35,277
Selling and administrative expenses..............    10,499     2,410        (61)(D)       12,848
                                                   --------   -------     ------         --------
Operating income.................................    18,995     3,049        385           22,429
Other, net.......................................       848        10                         858
                                                   --------   -------     ------         --------
Income before income taxes.......................    19,843     3,059        385           23,287
Income taxes.....................................     7,938     1,040        135(E)         9,113
                                                   --------   -------     ------         --------
Net income.......................................  $ 11,905   $ 2,019     $  250         $ 14,174
                                                   ========   =======     ======         ========
Basic earnings per share.........................  $   0.79   $  0.37                    $   0.83
Diluted earnings per share.......................  $   0.73   $  0.36                    $   0.77
Weighted average shares outstanding:
  Basic..........................................    14,984     5,479     (3,287)(F)       17,176
  Diluted........................................    16,200     5,662     (3,397)(F)       18,465

   See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

     SIX MONTHS ENDED MARCH 31, 1998

                                                                               PRO FORMA          PRO FORMA
                                                  Plexus        SEAMED        ADJUSTMENTS         COMBINED
                                                  ------        ------        -----------         ---------
                                                       (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
Net sales.................................       $193,594       $32,289                           $225,883
Cost of sales.............................        171,458        26,787         $   534(A)         199,261
                                                                                    482(D)
                                                 --------       -------         -------           --------
Gross profit..............................         22,136         5,502          (1,016)            26,622
Selling and administrative expenses.......          9,064         2,750            (482)(D)         11,332
                                                 --------       -------         -------           --------
Operating income..........................         13,072         2,752            (534)            15,290
Other, net................................            304            56                                360
                                                 --------       -------         -------           --------
Income before income taxes................         13,376         2,808            (534)            15,650
Income taxes..............................          5,293           955            (187)(E)          6,061
                                                 --------       -------         -------           --------
Net income................................       $  8,083       $ 1,853         $  (347)          $  9,589
                                                 ========       =======         =======           ========
Basic earnings per share..................       $   0.55       $  0.35                           $   0.57
Diluted earnings per share................       $   0.51       $  0.33                           $   0.53
Weighted average shares outstanding:
  Basic...................................         14,769         5,276          (3,166)(F)         16,879
  Diluted.................................         15,967         5,626          (3,376)(F)         18,217

     YEAR ENDED SEPTEMBER 30, 1998

                                                                               PRO FORMA          PRO FORMA
                                                  Plexus        SEAMED        ADJUSTMENTS         COMBINED
                                                  ------        ------        -----------         ---------
                                                       (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
Net sales.................................       $396,815       $69,981                           $466,796
Cost of sales.............................        346,869        58,285         $   673(A)         406,525
                                                                                    698(D)
                                                 --------       -------         -------           --------
Gross profit..............................         49,946        11,696          (1,371)            60,271
Selling and administrative expenses.......         19,024         5,525            (698)(D)         23,851
                                                 --------       -------         -------           --------
Operating income..........................         30,922         6,171            (673)            36,420
Other, net................................            762           100                                862
                                                 --------       -------         -------           --------
Income before income taxes................         31,684         6,271            (673)            37,282
Income taxes..............................         12,449         2,132            (235)(E)         14,346
                                                 --------       -------         -------           --------
Net income................................       $ 19,235       $ 4,139         $  (438)          $ 22,936
                                                 ========       =======         =======           ========
Basic earnings per share..................       $   1.31       $  0.78                           $   1.36
Diluted earnings per share................       $   1.21       $  0.73                           $   1.27
Weighted average shares outstanding:
  Basic...................................         14,712         5,330          (3,198)(F)         16,844
  Diluted.................................         15,841         5,642          (3,385)(F)         18,098

   See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

     YEAR ENDED SEPTEMBER 30, 1997

                                                                              PRO FORMA        PRO FORMA
                                                       Plexus     SEAMED     ADJUSTMENTS       COMBINED
                                                       ------     ------     -----------       ---------
                                                        (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
Net sales.........................................    $386,431    $52,134                      $438,565
Cost of sales.....................................     342,415     43,132      $   359(A)       387,047
                                                                                 1,141(D)
                                                      --------    -------      -------         --------
Gross profit......................................      44,016      9,002       (1,500)          51,518
Selling and administrative expenses...............      17,007      4,849       (1,141)(D)       20,715
                                                      --------    -------      -------         --------
Operating income..................................      27,009      4,153         (359)          30,803
Other, net........................................          71         41                           112
                                                      --------    -------      -------         --------
Income before income taxes........................      27,080      4,194         (359)          30,915
Income taxes......................................      10,680      1,468         (126)(E)       12,022
                                                      --------    -------      -------         --------
Net income........................................    $ 16,400    $ 2,726      $  (233)        $ 18,893
                                                      ========    =======      =======         ========
Basic earnings per share..........................    $   1.16    $  0.76                      $   1.21
Diluted earnings per share........................    $   1.05    $  0.55                      $   1.08
Weighted average shares outstanding:
  Basic...........................................      13,988      3,446       (2,068)(F)       15,366
  Diluted.........................................      15,578      4,944       (2,966)(F)       17,556

     YEAR ENDED SEPTEMBER 30, 1996

                                                                              PRO FORMA        PRO FORMA
                                                       Plexus     SEAMED     ADJUSTMENTS       COMBINED
                                                       ------     ------     -----------       ---------
                                                        (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
Net sales.........................................    $316,124    $26,130                      $342,254
Cost of sales.....................................     288,791     21,093      $   494(A)       310,960
                                                                                   582(D)
                                                      --------    -------      -------         --------
Gross profit......................................      27,333      5,037       (1,076)          31,294
Selling and administrative expenses...............      13,317      2,937         (582)(D)       15,672
                                                      --------    -------      -------         --------
Operating income..................................      14,016      2,100         (494)          15,622
Other, net........................................      (1,639)      (192)                       (1,831)
                                                      --------    -------      -------         --------
Income before income taxes........................      12,377      1,908         (494)          13,791
Income taxes......................................       4,946        668         (173)(E)        5,441
                                                      --------    -------      -------         --------
Net income........................................    $  7,431    $ 1,240      $  (321)        $  8,350
                                                      ========    =======      =======         ========
Basic earnings per share..........................    $   0.53    $  1.61                      $   0.57
Diluted earnings per share........................    $   0.52    $  0.33                      $   0.52
Weighted average shares outstanding:
  Basic...........................................      12,994        606         (364)(F)       13,236
  Diluted.........................................      14,409      3,795       (2,277)(F)       15,927

   See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. PENDING MERGER WITH SeaMED.

     On March 16, 1999, Plexus entered into the merger agreement providing for the acquisition of SeaMED in a merger transaction, based upon an exchange formula set forth in the merger agreement. See "The Merger and the Merger Agreement -- Exchange Rate."

     The unaudited pro forma condensed combined statements of income for all periods presented give effect to the merger as if it had occurred on October 1, 1995. SeaMED has a fiscal year that ends on the Thursday closest to June 30 of each year (those fiscal years are referred to in this proxy statement/prospectus as of, and for the year ended, June 30). For purposes of the unaudited pro forma condensed combined statements of income, SeaMED's statements of income for each of the three fiscal years ended June 30, 1998, 1997 and 1996 and for the six months ended December 31, 1998 and 1997 have been combined with Plexus' consolidated statements of income for each of the three fiscal years ended September 30, 1998, 1997 and 1996 and for the six months ended March 31, 1999 and 1998. This presentation has the effect of excluding SeaMED's results of operations for the three months ended March 31, 1999 in the unaudited pro forma condensed combined statements of income. Unaudited net sales and net income for SeaMED were $15,831,000 and $5,000, respectively, for the three months ended March 31, 1999. SeaMED's results of operations for this period are reflected in shareholders' equity in the unaudited pro forma condensed combined balance sheet at March 31, 1999.

2. ACCOUNTING TREATMENT.

     The pro forma condensed combined financial statements have been prepared using the pooling of interests method of accounting to give effect to the merger. As a result of the use of the pooling of interests method of accounting for the acquisition, past consolidated financial statements of Plexus are being restated, and therefore the pro forma condensed combined financial statements have been restated to reflect the acquisition as if it had occurred prior to the dates of the statements. The computations of weighted average shares outstanding include the conversion of shares of SeaMED common stock into shares of Plexus common stock and the conversion of options to purchase SeaMED common stock into options to purchase Plexus common stock.

3. EXPLANATION OF PRO FORMA ADJUSTMENTS.

     The pro forma adjustments are as follows:

     (A) Adjustment to conform inventory valuation accounting principle used by SeaMED to the inventory valuation accounting principle utilized by Plexus. SeaMED inventories include burden applied to raw materials when such materials are purchased. Plexus records similar costs as period costs. The effect of the adjustment is to remove these costs from SeaMED's total inventory value.

     (B) Adjustment to record estimated costs of the merger. These costs include investment banker fees for both Plexus and SeaMED, estimated at three million dollars, and other professional fees, estimated at one million dollars. The estimated costs of the merger, or costs or benefits of combining operations, are not included in the unaudited pro forma condensed combined statements of income.

     (C) Adjustment to record effect on income taxes payable (current or deferred) of Adjustment (A) above.

     (D) Adjustment to reclassify certain salaries and wages of SeaMED to the classification of similar costs utilized by Plexus. SeaMED's accounting policy for recording all bonuses classifies the amount as selling and administrative expense. Plexus' accounting policy for recording bonuses classifies the amount based on the classification of the salaries and wages of these employees receiving the bonus. As a result, a portion of Plexus' bonus is classified as costs of goods sold. Therefore, for conformance purposes, this adjustment reclassifies certain SeaMED bonuses to costs of goods sold.

     (E) Adjustment to record the effect on income taxes of adjustment (A) above.

     (F) Adjustment to reflect an assumed rate of 0.4 shares of Plexus common stock to be issued for each share of SeaMED common stock.

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

Board of Directors
SeaMED Corporation

     We have audited the accompanying balance sheets of SeaMED Corporation as of June 30, 1998 and 1997, and the related statements of income, shareholders' equity, and cash flows for each of the three years in the period ended June 30, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SeaMED Corporation as of June 30, 1998 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended June 30, 1998, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Seattle, Washington
August 14, 1998

                                 BALANCE SHEETS

                                                                       JUNE 30,
                                                              --------------------------
                                                                 1998           1997
                                                                 ----           ----
Assets
Current assets:
  Cash and cash equivalents.................................  $ 6,428,718    $     9,092
  Investments...............................................           --      6,231,369
  Accounts receivable, net of allowance of $505,865
     ($377,890 in 1997).....................................   13,189,092      8,794,968
  Inventories...............................................   15,185,517     11,198,563
  Deferred tax benefit......................................    1,733,348      1,193,311
  Prepaid expenses..........................................      223,370        169,553
                                                              -----------    -----------
Total current assets........................................   36,760,045     27,596,856
Property and equipment......................................    5,162,172      4,331,814
Deposits and other assets...................................      934,337        202,845
                                                              -----------    -----------
          Total assets......................................  $42,856,554    $32,131,515
                                                              ===========    ===========
Liabilities and Shareholders' Equity
Current liabilities:
  Accounts payable..........................................  $ 4,323,740    $ 2,482,551
  Accrued expenses and reserves.............................    5,029,410      5,041,086
  Customer deposits.........................................    2,576,916        746,629
  Borrowings under bank line of credit......................           --      1,068,240
  Current portion of long-term debt.........................      558,144             --
                                                              -----------    -----------
Total current liabilities...................................   12,488,210      9,338,506
Long-term debt, less current portion........................    2,435,021             --
Shareholders' equity:
  Preferred stock, $0.01 par value:
     Authorized shares -- 5,000,000 undesignated............           --             --
  Common stock, no par value:
     Authorized shares -- 10,000,000
     Issued and outstanding shares -- 5,463,298 (5,263,827
      in 1997)..............................................   20,723,960     19,722,865
  Note receivable from officer..............................      (75,000)       (75,000)
  Retained earnings.........................................    7,284,363      3,145,144
                                                              -----------    -----------
     Total shareholders' equity.............................   27,933,323     22,793,009
                                                              -----------    -----------
          Total liabilities and shareholders' equity........  $42,856,554    $32,131,515
                                                              ===========    ===========

                            See accompanying notes.

                              STATEMENTS OF INCOME

                                                                 YEAR ENDED JUNE 30,
                                                      -----------------------------------------
                                                         1998           1997           1996
                                                         ----           ----           ----
Revenues:
  Manufacturing.....................................  $44,388,608    $32,983,491    $17,724,883
  Engineering.......................................   25,592,644     19,150,019      8,405,352
                                                      -----------    -----------    -----------
                                                       69,981,252     52,133,510     26,130,235
Cost of revenues:
  Manufacturing.....................................   36,157,294     26,368,242     13,541,280
  Engineering.......................................   22,127,908     16,763,316      7,551,399
                                                      -----------    -----------    -----------
                                                       58,285,202     43,131,558     21,092,679
                                                      -----------    -----------    -----------
Total gross margin..................................   11,696,050      9,001,952      5,037,556
Marketing, general, and administrative expenses.....    5,524,535      4,849,413      2,937,556
                                                      -----------    -----------    -----------
Operating income....................................    6,171,515      4,152,539      2,100,000
Other income (expense):
  Interest expense..................................      (73,788)      (190,989)      (198,274)
  Interest and other income, net....................      173,817        232,522          6,665
                                                      -----------    -----------    -----------
                                                          100,029         41,533       (191,609)
                                                      -----------    -----------    -----------
Income before income taxes..........................    6,271,544      4,194,072      1,908,391
Income tax provision................................   (2,132,325)    (1,467,925)      (667,937)
                                                      -----------    -----------    -----------
Net income..........................................  $ 4,139,219    $ 2,726,147    $ 1,240,454
                                                      ===========    ===========    ===========
Net income per share data:
  Basic.............................................  $      0.78    $      0.76    $      1.61
                                                      ===========    ===========    ===========
  Diluted...........................................  $      0.73    $      0.55    $      0.33
                                                      ===========    ===========    ===========

                            See accompanying notes.

                              SHAREHOLDERS' EQUITY

                                       COMMON STOCK             NOTE        RETAINED        TOTAL
                                       ------------          RECEIVABLE     EARNINGS    SHAREHOLDERS'
                                   SHARES       AMOUNT      FROM OFFICER   (DEFICIT)       EQUITY
                                   ------       ------      ------------   ---------    -------------
Balance, July 1, 1995...........    548,964   $   783,560     $     --     $ (821,457)   $   (37,897)
  Stock options exercised.......     89,735        28,268           --             --         28,268
  Common stock issued in
     exchange for note
     receivable.................     30,000        75,000      (75,000)            --             --
  Fractional shares issued due
     to reverse stock split.....          8            --           --             --             --
  Net income....................         --            --           --      1,240,454      1,240,454
                                  ---------   -----------     --------     ----------    -----------
Balance, June 30, 1996..........    668,707       886,828      (75,000)       418,997      1,230,825
  Common stock sold in initial
     public offering (net of
     offering cost).............  1,529,720    14,822,755           --             --     14,822,755
  Issuance of common stock for
     conversion of redeemable
     preferred stock............  2,934,029     5,279,514           --             --      5,279,514
  Preferred stock dividends.....         --    (1,765,100)          --             --     (1,765,100)
  Common stock sold under
     employee stock purchase
     plan.......................     41,515       389,141           --             --        389,141
  Stock options exercised.......     89,856        50,672           --             --         50,672
  Tax benefit from stock options
     and stock purchase plan....         --        59,055           --             --         59,055
  Net income....................         --            --           --      2,726,147      2,726,147
                                  ---------   -----------     --------     ----------    -----------
Balance, June 30, 1997..........  5,263,827    19,722,865      (75,000)     3,145,144     22,793,009
  Common stock sold under
     employee stock purchase
     plan.......................     44,602       671,372           --             --        671,372
  Stock options exercised.......    126,974       114,522           --             --        114,522
  Tax benefit from stock options
     and stock purchase plan....         --       215,201           --             --        215,201
  Common stock warrants
     exercised..................     27,895            --           --             --             --
  Net income....................         --            --           --      4,139,219      4,139,219
                                  ---------   -----------     --------     ----------    -----------
Balance, June 30, 1998..........  5,463,298   $20,723,960     $(75,000)    $7,284,363    $27,933,323
                                  =========   ===========     ========     ==========    ===========

                            See accompanying notes.

                            STATEMENTS OF CASH FLOWS

                                                                 YEAR ENDED JUNE 30,
                                                      -----------------------------------------
                                                         1998           1997           1996
                                                         ----           ----           ----
                                     OPERATING ACTIVITIES
NET INCOME..........................................  $ 4,139,219    $ 2,726,147    $ 1,240,454
Adjustments to reconcile net income to net cash
  provided by (used in) operating activities:
  Depreciation......................................    1,790,378      1,073,885        693,752
  Provision for bad debt............................      127,975        125,664         47,743
  Deferred tax benefit..............................     (540,037)      (568,090)       (95,539)
  Changes in operating assets and liabilities:
     Increase in accounts receivable................   (4,522,098)    (3,044,699)    (2,569,134)
     Increase in inventories........................   (3,986,954)    (4,501,315)    (2,977,592)
     Increase in other assets and prepaid
       expenses.....................................     (785,309)      (164,642)       (38,644)
     Increase in accounts payable, accrued expenses,
       and deferred revenue.........................    3,875,000      2,340,097      3,402,643
                                                      -----------    -----------    -----------
Net cash provided by (used in) operating
  activities........................................       98,174     (2,012,953)      (296,317)
INVESTING ACTIVITIES
Purchases of equipment..............................   (2,620,736)    (2,750,434)    (1,492,021)
Maturity of short-term investments..................    6,231,369      1,756,074        200,000
Purchase of investments.............................           --     (7,987,443)            --
                                                      -----------    -----------    -----------
Net cash provided by (used in) investing
  activities........................................    3,610,633     (8,981,803)    (1,292,021)
FINANCING ACTIVITIES
Net proceeds from sale of common stock..............           --     14,822,755             --
Proceeds from sale of common stock under employee
  stock option plan.................................      671,372        389,141             --
Preferred stock dividend............................           --     (1,765,100)            --
Proceeds from stock options exercised...............      114,522         50,672         28,268
Net (payments of) borrowings under credit line......   (1,068,240)      (748,760)     1,261,999
Proceeds from notes payable.........................    3,125,000             --        600,000
Principal payments on notes payable.................     (131,835)    (1,747,772)      (369,400)
                                                      -----------    -----------    -----------
Net cash provided by financing activities...........    2,710,819     11,000,936      1,520,867
                                                      -----------    -----------    -----------
Net increase (decrease) in cash.....................    6,419,626          6,180        (67,471)
Cash and cash equivalents at beginning of year......        9,092          2,912         70,383
                                                      -----------    -----------    -----------
Cash and cash equivalents at end of year............  $ 6,428,718    $     9,092    $     2,912
                                                      ===========    ===========    ===========
SUPPLEMENTAL CASH FLOW INFORMATION
Taxes paid..........................................  $ 2,403,000    $ 2,390,000    $   330,000
Interest paid.......................................  $    73,788    $   190,989    $   198,274

                            See accompanying notes.

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1. ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

     SeaMED Corporation (the "Company") manufactures advanced durable electronic medical instruments for medical technology companies, often as part of systems that also include single-use components. To assist its customers in developing and commercializing their instruments for manufacture by the Company, the Company provides a wide range of engineering services and regulatory expertise.

ACCOUNTING PERIOD

     The Company's fiscal year consists of a 52/53-week fiscal year that ends on the Thursday nearest to June 30. For convenience of presentation, all fiscal periods in these financial statements are shown as ending on a calendar month-end.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH EQUIVALENTS

     The Company considers all highly-liquid investments purchased with an initial maturity of three months or less to be cash equivalents.

CREDIT POLICIES

     The Company extends credit to various customers, which are primarily in the medical device industry and generally does not require collateral. The Company maintains reserves for potential credit losses.

INVESTMENTS

     Investments are classified as held-to-maturity. Investments consist of U.S. treasury bills, which mature within one year, and are reported at cost net of unamortized premium or discount, which approximates market.

INVENTORIES

     Inventories are stated at the lower of cost (first-in, first-out method) or market.

DEPRECIATION

     The Company provides for depreciation of furniture, fixtures, equipment, and manufacturing molds over their estimated useful lives of three to eight years using the straight-line method.

REVENUE RECOGNITION

     The Company recognizes revenues from contracts to perform engineering design and product development as the related engineering service is performed. When estimates indicate a probable loss on a contract, the full amount of such loss is accrued at that time. The Company generally recognizes revenue from manufacturing services when the related products are shipped.

WARRANTY COSTS

     Warranty reserves are recorded based on historical experience and estimates of current warranty activity.

INCOME TAXES

     The Company provides for income taxes based on the liability method, which requires the recognition of deferred tax assets and liabilities based on differences between financial reporting and tax bases of assets and liabilities measured using enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse.

STOCK COMPENSATION

     The Company has elected to apply the disclosure-only provisions of Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation." Accordingly, the Company accounts for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Compensation cost for stock options is measured as the excess, if any, of the fair value of the Company's common stock at the date of grant over the stock option exercise price.

CONCENTRATIONS OF CREDIT RISK

     The Company is subject to concentrations of credit risk from its holdings of cash, cash equivalents, and securities. The Company's credit risk is managed by investing its cash in high-quality money market instruments, securities of the U.S. Government and its agencies, and high-quality corporate issues.

NET INCOME PER SHARE

     In 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings per Share." SFAS No. 128 replaced the previously reported primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants, and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. Basic earnings per share is computed using the weighted average number of common shares outstanding during the period. Diluted earnings per share is computed using the weighted average number of common and common stock equivalent shares outstanding during the period. Common equivalent shares are excluded from the computation if their effect is antidilutive. Net income is adjusted for the accretion of cumulative preferred stock dividends for Class A and D convertible redeemable preferred stock in the calculation of basic earnings per share amounts in 1997 and 1996. Net income per share amounts for all periods, where necessary, have been restated to conform to SFAS No. 128 requirements.

     In 1998, the SEC issued Staff Accounting Bulletin (SAB) No. 98 which superceded SAB No. 83 requirements to reflect common and common stock equivalent shares issued during the 12-month period prior to the filing of an initial public offering to be included in earnings per share if they were outstanding for all periods presented using the treasury stock method assuming the initial public offering price. Net income per share amounts for all periods, where necessary, have been restated to conform to these SEC requirements.

     The Company's previously reported primary and fully diluted net income per share were $0.60 and $0.55 and $0.42 and $0.32 for the years ended June 30, 1997 and 1996, respectively.

INTEREST RATE CONTRACT

     Net amounts paid or received under its interest rate contract are reflected as adjustments to interest expense. The Company accounts for its contract at cost. The fair market value of the contract was not material at June 30, 1998. It is the Company's intent to hold the contract to maturity.

RECLASSIFICATION

     Certain prior year items have been reclassed to conform to the current year presentation.

NEW ACCOUNTING PRONOUNCEMENTS

     In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income." The Company will adopt SFAS No. 130 in the first quarter of 1999. Comprehensive and net income have been the same in the past and the Company does not expect the impact of SFAS No. 130 to be material.

     In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 131, "Disclosure about Segments of an Enterprise and Related Information." The Company will adopt SFAS No. 131 for fiscal year end June 30, 1999. The Company has not yet determined the impact of SFAS No. 131.

     In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities." Due to its minimal use of derivatives, the Company does not expect the impact of SFAS No. 133 to be material.

NOTE 2. INITIAL PUBLIC OFFERING

     In November 1996, the Company completed an initial public offering of securities, selling 1,529,720 shares of common stock at $11 per share, resulting in proceeds to the Company of $14,822,755, net of offering costs and underwriters discount of $2,004,165. Of the net proceeds, the Company used $1,765,100 to pay a cumulative preferred dividend on its convertible redeemable preferred stock, $1,831,000 to pay down its line of credit with a bank to zero, and $1,296,000 to pay off in full three notes payable to the bank. In conjunction with the offering, all of the Company's convertible redeemable preferred stock outstanding immediately prior to the offering was converted into 2,934,029 shares of common stock.

NOTE 3. INVENTORIES

     Inventories consist of the following:

                                                                       JUNE 30,
                                                              --------------------------
                                                                 1998           1997
                                                                 ----           ----
Work in process.............................................  $ 3,685,594    $ 3,294,857
Purchased and manufactured parts............................   12,366,257      8,608,455
                                                              -----------    -----------
                                                               16,051,851     11,903,312
Less inventory reserve......................................      866,334        704,749
                                                              -----------    -----------
                                                              $15,185,517    $11,198,563
                                                              ===========    ===========

NOTE 4. PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:

                                                                       JUNE 30,
                                                              --------------------------
                                                                 1998            1997
                                                                 ----            ----
Furniture and fixtures......................................  $ 1,122,538     $  959,033
Equipment...................................................    7,744,716      5,815,854
Manufacturing molds.........................................      527,172        524,110
Leasehold improvements......................................    1,227,856        702,549
                                                              -----------     ----------
                                                               10,622,282      8,001,546
Less accumulated depreciation and amortization..............    5,460,110      3,669,732
                                                              -----------     ----------
                                                              $ 5,162,172     $4,331,814
                                                              ===========     ==========

NOTE 5. ACCRUED EXPENSES AND RESERVES

     Accrued expenses and reserves consist of the following:

                                                                       JUNE 30,
                                                              --------------------------
                                                                 1998            1997
                                                                 ----            ----
Taxes payable...............................................  $   246,157     $  216,996
Accrued compensation........................................    2,622,059      2,501,732
Deferred revenue............................................      789,414        423,128
Other accrued expenses......................................      787,670      1,522,794
Warranty reserve............................................      584,110        376,436
                                                              -----------     ----------
                                                              $ 5,029,410     $5,041,086
                                                              ===========     ==========

NOTE 6. NOTES PAYABLE

VARIABLE RATE NOTE PAYABLE

     During fiscal year 1998, the Company borrowed $2.5 million against an existing equipment credit facility. In addition, the Company has committed to borrow the remaining $1.5 million by September 30, 1998. Borrowings under this agreement bear interest at LIBOR plus 1.4% (7.02% at June 30, 1998).

EQUIPMENT LINE OF CREDIT AGREEMENT

     In July of 1998, the Company's Board of Directors approved an equipment line of credit up to $5.0 million. Borrowings under this facility bear interest at LIBOR plus 1.4%. This agreement expires October 1, 2001.

WORKING CAPITAL LINE OF CREDIT AGREEMENT

     In July of 1998, the Company's Board of Directors approved an increase to its existing working capital line of credit. Under this agreement the Company can borrow up to 85% of eligible accounts receivable and 50% of eligible inventory up to a maximum of $20.0 million. Borrowings under this agreement and the equipment line of credit agreement are payable on demand if certain covenants are not met. These covenants include a maximum debt-to-equity ratio of 1.25-to-1, minimum ratio of earnings before income taxes and interest of 2.0-to-1 and dividend restrictions. Borrowings under this agreement bear interest at the bank's prime rate minus .25% or LIBOR plus 1.2%. This agreement expires October 1, 2001. There were no borrowings outstanding under this line of credit at June 30, 1998.

LONG-TERM DEBT

     Long-term debt at June 30, 1998 consists of the following:

Unsecured subordinated note payable, with monthly payments
  of $18,055, including interest, through December 2000.....  $  493,165
Variable rate note payable, secured by equipment, with
  monthly payments beginning November 1, 1998, including
  interest, through September 30, 2003......................   2,500,000
                                                               2,993,165
Less current portion........................................     558,144
                                                              ----------
                                                              $2,435,021
                                                              ==========

INTEREST RATE CONTRACT

     At June 30, 1998, the Company had an interest rate contract with a notional principal amount of $2.5 million that effectively converts the $2.5 million variable rate note to a fixed rate of 7.5%.

NOTE 7. CONVERTIBLE REDEEMABLE PREFERRED STOCK

     On January 3, 1995, the Company sold 1,465,000 shares of Class D convertible redeemable preferred stock at $1.00 per share. These shares were converted into common stock at the ratio of 3.75 shares of preferred stock for each share of common stock upon completion of the Company's initial public offering. In connection with the Class D preferred stock offering, the Company also issued a warrant to purchase 39,066 shares of common stock, with an exercise price of $4.70 per share. The warrant was exercised in March 1998 in a cashless transaction based upon 27,895 shares.

NOTE 8. SHAREHOLDERS' EQUITY

REVERSE STOCK SPLIT

     In July 1996, the Company's shareholders approved a 1-for-5 stock split of the common stock, which resulted in an adjustment to the preferred stock conversion ratio. All share and per share data in the accompanying financial statements have been restated to retroactively reflect the reverse stock split.

STOCK OPTION AND INCENTIVE PLANS

     The Company has two stock option and incentive plans (collectively, the "Plans"), the SeaMED Corporation 1988 Stock Option Plan and the SeaMED Corporation 1995 Employee Stock Option and Incentive Plan. Under the terms of the Plans, with respect to incentive stock options and options awarded to nonemployee directors, the option price may not be less than fair market value of the common stock at the date of grant. Generally, options granted under the Plans become exercisable at the rate of 50% after two years, 75% after three years, and 100% after four years from the date of grant. Certain options granted under the 1988 plan, however, become exercisable ratably over seven years from the date of grant. Unexercised options expire on the date set forth in the optionee's option agreement (generally 10 years), subject to earlier termination upon certain events. Stock options exercised, granted, and canceled during fiscal years 1998, 1997, and 1996 are as follows:

                              OUTSTANDING OPTIONS

                                     NUMBER OF    AGGREGATE        PRICE PER       WEIGHTED AVERAGE
                                      SHARES        PRICE            SHARE          EXERCISE PRICE
                                     ---------    ---------        ---------       ----------------
Balance, July 1, 1995..............   450,381     $  713,931    $ 0.16 - $10.00         $   --
  Options granted..................   132,824        454,060      2.50 -   5.00           3.42
  Options canceled.................    (8,031)       (12,300)     0.50 -   2.50           1.54
  Options exercised................   (89,735)       (28,268)     0.16 -   1.25           0.31
                                     --------     ----------    ---------------         ------
Balance June 30, 1996..............   485,439      1,127,423      0.16 -  10.00           2.32
  Options granted..................   105,241      1,622,428      5.00 -  17.25          15.42
  Options canceled.................    (4,205)       (11,392)     0.80 -  16.25           2.71
  Options exercised................   (89,856)       (50,672)     0.16 -   2.50           0.56
                                     --------     ----------    ---------------         ------
Balance June 30, 1997..............   496,619      2,687,787      0.16 -  17.25           5.41
  Options granted..................   105,734      1,850,686     16.13 -  18.75          17.50
  Options canceled.................   (11,635)      (135,928)     1.80 -  18.00          11.68
  Options exercised................  (126,974)      (114,521)     0.16 -   3.75           0.90
                                     --------     ----------    ---------------         ------
Balance June 30, 1998..............   463,744     $4,288,024    $ 0.16 - $18.75         $ 9.25
                                     ========     ==========    ===============         ======

     The following table summarizes information about options outstanding and exercisable at June 30, 1998:

                                          OPTIONS OUTSTANDING OPTIONS EXERCISABLE
                               -----------------------------------------
                                                             ----------------------
                                                  WEIGHTED                 WEIGHTED
                               WEIGHTED AVERAGE   AVERAGE                  AVERAGE
   RANGE OF        OPTIONS        REMAINING       EXERCISE     OPTIONS     EXERCISE
EXERCISE PRICES  OUTSTANDING   CONTRACTUAL LIFE    PRICE     EXERCISABLE    PRICE
---------------  -----------   ----------------   --------   -----------   --------
$ 0.16 - $ 0.80     26,688        3.61 years       $ 0.61       26,688      $ 0.61
  1.00 -   2.20     38,654        5.38 years         1.44       38,654        1.44
  2.50 -   2.50     92,580        7.13 years         2.50       41,464        2.50
  3.75 -   7.50     94,650        7.41 years         5.33       38,730        5.36
 10.00 -  10.00     17,500        6.57 years        10.00        7,500       10.00
 16.13 -  18.75    193,672        9.07 years        17.06           --          --
                   -------        ----------       ------      -------      ------
  0.16 -  18.75    463,744        7.63 years       $ 9.25      153,036      $ 2.99
                   =======        ==========       ======      =======      ======

     The Company follows the intrinsic value method in accounting for its stock options. Had compensation cost been recognized based on the fair value at the date of grant for options granted in

1998, 1997, and 1996 the pro forma amounts of the Company's net income and net income per share for the years ended June 30, 1998, 1997 and 1996 would have been as follows:

                                                                  YEAR ENDED JUNE 30,
                                                         --------------------------------------
                                                            1998          1997          1996
                                                            ----          ----          ----
Net income per share -- as reported....................  $4,139,219    $2,726,147    $1,240,454
Net income per share -- pro forma......................  $3,742,622    $2,581,412    $1,219,006
Diluted net income per share -- as reported............  $     0.73    $     0.55    $     0.33
Diluted net income per share -- pro forma..............  $     0.66    $     0.52    $     0.32

     The fair value of each option grant was estimated using the Black-Scholes option-pricing model with the following weighted average assumptions: risk-free interest rates of 5.51% to 5.92%; expected option life of four to six years; volatility of 0.3865; and no expected dividends. The weighted average fair value of options granted during the years 1998 and 1997 was $7.96 and $15.42, respectively, for options granted at fair market value.

SHARES RESERVED FOR FUTURE ISSUANCE

     The following shares of common stock have been reserved for future issuance as of June 30, 1998, including the stock purchase plan referred to below, and pursuant to the various other agreements and plans discussed above:

                                                                         SHARES
                                                                         ------
Stock purchase plan.........................................              83,881
Incentive Stock Option Plan:
  Options outstanding.......................................  463,744         --
  Options available for grant...............................  234,283    698,027
                                                              -------    -------
          Total common shares reserved for future issuance
           at June 30, 1998.................................             781,908
                                                                         =======

EMPLOYEE STOCK PURCHASE PLAN

     In July of 1996, the Company's shareholders approved a stock purchase plan which became effective on November 11, 1997 with the Company's completion of its initial public offering of its common stock. The shareholders authorized the sale of up to 170,000 shares of common stock over five years pursuant to the plan.

NOTE 9. NET INCOME PER SHARE

     The following table sets forth the computation of basic and diluted net income per share.

                                                                  YEAR ENDED JUNE 30,
                                                         --------------------------------------
                                                            1998          1997          1996
                                                            ----          ----          ----
Numerator:
  Numerator for diluted net income per share
     Net income as reported............................  $4,139,219    $2,726,147    $1,240,454
  Accretion of cumulative preferred stock dividend.....          --      (101,077)     (263,050)
                                                         ----------    ----------    ----------
  Numerator for computing basic net income per share...  $4,139,219    $2,625,070    $  977,404
                                                         ==========    ==========    ==========
Denominator:
  Denominator for basic net income per
     share -- weighted average common shares...........   5,330,188     3,445,748       606,353
                                                         ----------    ----------    ----------
  Effect of dilutive securities:
  Weighted average of all convertible redeemable
     preferred stock outstanding.......................          --     1,130,200     2,934,029
  Net effect of dilutive stock options based on the
     treasury stock method using average market
     price.............................................     288,289       347,119       253,996
  Net effect of dilutive stock warrants based on the
     treasury stock method using average market
     price.............................................      23,713        21,088           586
                                                         ----------    ----------    ----------
  Dilutive potential common shares.....................     312,002     1,498,407     3,188,611
                                                         ----------    ----------    ----------
  Denominator for diluted net income per share.........   5,642,190     4,944,155     3,794,964
                                                         ==========    ==========    ==========
Basic net income per share.............................  $     0.78    $     0.76    $     1.61
                                                         ==========    ==========    ==========
Diluted net income per share...........................  $     0.73    $     0.55    $     0.33
                                                         ==========    ==========    ==========

NOTE 10. INCOME TAXES

     The income tax provision consists of the following:

                                                                  YEAR ENDED JUNE 30,
                                                          ------------------------------------
                                                             1998          1997         1996
                                                             ----          ----         ----
Current income tax provision............................  $2,672,362    $2,036,015    $763,476
Deferred income tax benefit.............................    (540,037)     (568,090)    (95,539)
                                                          ----------    ----------    --------
Income tax provision....................................  $2,132,325    $1,467,925    $667,937
                                                          ==========    ==========    ========

     Significant components of the Company's deferred tax benefits are as follows:

                                                                      JUNE 30,
                                                              ------------------------
                                                                 1998          1997
                                                                 ----          ----
Deferred tax assets (liabilities):
  Fixed assets..............................................  $   56,701    $  (43,886)
  Inventories...............................................     825,643       703,213
  Accrued expenses..........................................     578,680       266,952
  Bad debt reserves.........................................     171,994       128,483
  Other.....................................................     100,330       138,549
                                                              ----------    ----------
Net deferred tax benefit....................................  $1,733,348    $1,193,311
                                                              ==========    ==========

     A reconciliation from the U.S. statutory rate to the effective tax rate is as follows:

                                                              YEAR ENDED JUNE 30,
                                                              --------------------
                                                              1998    1997    1996
                                                              ----    ----    ----
Tax at U.S. statutory rate..................................  34.0%   34.0%   34.0%
Other.......................................................    --     1.0     1.0
                                                              ----    ----    ----
                                                              34.0%   35.0%   35.0%
                                                              ====    ====    ====

NOTE 11. REVENUE AND OPERATIONS

     During fiscal 1998, 1997, and 1996, 58%, 54%, and 41%, respectively, of total net sales were to five customers. Receivables from these five customers represent 60% and 36% of total accounts receivable at June 30, 1998 and 1997, respectively.

     Revenues from customers that represent more than 10% of total revenues are as follows:

                                                                 YEAR ENDED JUNE 30,
                                                       ----------------------------------------
                                                          1998           1997           1996
                                                          ----           ----           ----
customer
  A..................................................  $        --    $        --    $2,665,000
  B..................................................           --             --     3,129,000
  C..................................................   15,897,400     12,836,000            --
  D..................................................   11,546,258      5,686,000            --

NOTE 12. LEASE COMMITMENTS

     The Company currently leases office and production space, and equipment under noncancelable operating leases. Rental expense under operating lease agreements for the fiscal years ended June 30, 1998, 1997, and 1996 amounted to $1,940,798, $1,322,204, and $655,079, respectively.

     Future minimum lease commitments under noncancelable leases and service agreements as of June 30, 1998 are as follows:

1999........................................................  $ 2,349,842
2000........................................................    2,779,483
2001........................................................    2,841,393
2002........................................................    2,717,589
2003........................................................    2,720,869
Thereafter..................................................   12,077,707
                                                              -----------
                                                              $25,486,883
                                                              ===========

NOTE 13. EMPLOYEE BENEFIT PLAN

     The Company has a 401(k) savings plan covering substantially all of its employees. Eligible employees may contribute amounts through payroll deductions. The Company matches annually 50% of the employees' contributions up to 4% of the employees' salary. The 401(k) savings plan expense was $304,000, $159,000, and $72,000 in fiscal 1998, 1997, and 1996, respectively. The Company does not provide other post-retirement benefits.

NOTE 14. RELATED-PARTY TRANSACTIONS

     In October 1995, the Company's Chief Executive Officer and President received a $75,000 loan from the Company, the proceeds of which he used to purchase 30,000 shares of common stock. The loan is evidenced by an unsecured promissory note that bears interest at the floating minimum statutory rate set by the Internal Revenue Service from time to time. This officer may prepay principal and interest at any time without penalty; unpaid principal and interest are due on October 11, 2000.

     A director of the Company serves as President and Chief Executive Officer and a director of one of the Company's customers. The Company has provided engineering and manufacturing services for this customer. The Company recognized revenues with respect to such services of approximately $489,000, $92,000, and $335,000 in fiscal years 1998, 1997, and 1996, respectively.

     A director of the Company was also a partner in the Company's law firm.

NOTE 15. QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                                      FISCAL YEAR 1998
                                                      ------------------------------------------------
                                                        FIRST       SECOND        THIRD       FOURTH
                                                       QUARTER      QUARTER      QUARTER      QUARTER
                                                       -------      -------      -------      -------
                                                       (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenue.............................................   $16,030      $16,259      $18,265      $19,427
Gross Margin........................................     2,732        2,771        3,057        3,136
Operating Income....................................     1,355        1,397        1,602        1,818
Net Income..........................................       907          947        1,076        1,209
Basic EPS...........................................   $  0.17      $  0.18      $  0.20      $  0.22
Diluted EPS.........................................   $  0.16      $  0.17      $  0.19      $  0.21

                                                                      FISCAL YEAR 1997
                                                      ------------------------------------------------
                                                        FIRST       SECOND        THIRD       FOURTH
                                                       QUARTER      QUARTER      QUARTER      QUARTER
                                                       -------      -------      -------      -------
                                                       (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenue.............................................   $10,076      $12,010      $14,295      $15,753
Gross Margin........................................     1,685        2,027        2,449        2,841
Operating Income....................................       838          952        1,110        1,253
Net Income..........................................       487          600          778          861
Basic EPS...........................................   $  0.63      $  0.21      $  0.15      $  0.17
Diluted EPS.........................................   $  0.12      $  0.13      $  0.14      $  0.15

---------------
(1) All outstanding preferred stock was converted to common stock in connection with the Company's initial public offering. In accordance with FAS 128, Basic EPS for periods prior to the IPO exclude effects of preferred stock dividends.

                               SeaMED CORPORATION

                                 BALANCE SHEETS
                                  (UNAUDITED)

                                                               MARCH 31,     JUNE 30,
                                                                 1999          1998
                                                               ---------     --------
ASSETS
Current assets:
  Cash and cash equivalents.................................  $10,709,472   $ 6,428,718
  Accounts receivable, net..................................   12,745,808    13,189,092
  Inventories...............................................   10,354,389    15,185,517
  Deferred income taxes.....................................    1,733,348     1,733,348
  Prepaid expenses..........................................      530,519       223,370
                                                              -----------   -----------
Total current assets........................................   36,073,536    36,760,045
Property and equipment, net.................................    5,648,963     5,162,172
Deposits and other assets...................................      249,652       934,337
                                                              -----------   -----------
Total assets................................................  $41,972,151   $42,856,554
                                                              ===========   ===========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................  $ 1,755,102   $ 4,323,740
  Accrued expenses and reserves.............................    3,277,417     5,029,410
  Customer deposits on inventory............................    2,398,306     2,576,916
  Current portion of long-term debt.........................      994,483       558,144
                                                              -----------   -----------
Total current liabilities...................................    8,425,308    12,488,210
Long-term debt, less current portion........................    3,025,288     2,435,021
Shareholders' equity:
  Common stock..............................................   21,288,595    20,723,960
  Note receivable from officer..............................      (75,000)      (75,000)
  Retained earnings.........................................    9,307,960     7,284,363
                                                              -----------   -----------
Total shareholders' equity..................................   30,521,555    27,933,323
                                                              -----------   -----------
Total liabilities and shareholders' equity..................  $41,972,151   $42,856,554
                                                              ===========   ===========

                See accompanying notes to financial statements.

                               SeaMED CORPORATION

                              STATEMENTS OF INCOME
                                  (UNAUDITED)

                                                    QUARTER ENDED               NINE MONTHS ENDED
                                              --------------------------    --------------------------
                                               MARCH 31,      MARCH 31,      MARCH 31,      MARCH 31,
                                                 1999           1998           1999           1998
                                               ---------      ---------      ---------      ---------
Revenues:
  Manufacturing...........................    $10,423,115    $11,527,258    $35,870,539    $31,541,468
  Engineering.............................      5,407,828      6,737,356     18,222,344     19,012,365
                                              -----------    -----------    -----------    -----------
                                               15,830,943     18,264,614     54,092,883     50,553,833
Costs of revenues:
  Manufacturing...........................      9,372,356      9,421,206     30,744,882     25,596,463
  Engineering.............................      5,291,517      5,786,790     16,721,631     16,398,678
                                              -----------    -----------    -----------    -----------
                                               14,663,873     15,207,996     47,466,513     41,995,141
                                              -----------    -----------    -----------    -----------
Gross margin..............................      1,167,070      3,056,618      6,626,370      8,558,692
Marketing, general and administrative
  expenses................................      1,202,211      1,454,708      3,612,805      4,205,030
                                              -----------    -----------    -----------    -----------
Operating income..........................        (35,141)     1,601,910      3,013,565      4,353,662
Other income (expense):
  Interest expense........................        (64,435)       (16,945)      (211,291)       (64,342)
  Interest and other income, net..........        106,642         44,824        263,783        148,794
                                              -----------    -----------    -----------    -----------
                                                   42,207         27,879         52,492         84,452
                                              -----------    -----------    -----------    -----------
Income before income taxes................          7,066      1,629,789      3,066,057      4,438,114
Income tax provision......................          2,402        554,128      1,042,459      1,508,959
                                              -----------    -----------    -----------    -----------
Net income................................    $     4,664    $ 1,075,661    $ 2,023,598    $ 2,929,155
                                              ===========    ===========    ===========    ===========
Net income per share data:
  Basic...................................    $      0.00    $      0.20    $      0.37    $      0.55
                                              ===========    ===========    ===========    ===========
  Diluted.................................    $      0.00    $      0.19    $      0.36    $      0.52
                                              ===========    ===========    ===========    ===========

                See accompanying notes to financial statements.

                               SeaMED CORPORATION

                            STATEMENTS OF CASH FLOWS
                                  (Unaudited)

                                                                    NINE MONTHS ENDED
                                                                        MARCH 31,
                                                                --------------------------
                                                                   1999           1998
                                                                   ----           ----
OPERATING ACTIVITIES
Net income..................................................    $ 2,023,597    $ 2,929,156
Adjustments to reconcile net income to net cash provided by
  (used in) operating activities:
  Depreciation..............................................      1,744,979      1,281,395
  Provision for bad debts...................................         28,542        111,430
  Deferred tax benefit......................................             --       (513,480)
  Changes in operating assets and liabilities:
     Decrease (Increase) in accounts receivable.............        414,742     (3,701,532)
     Decrease (Increase) in inventories.....................      4,831,128     (3,842,291)
     Increase (Decrease) in accounts payable, accrued
      expenses, and deferred revenue........................     (4,502,742)     2,763,264
     Decrease (Increase) in other assets and prepaid
      expenses..............................................        381,036       (279,705)
                                                                -----------    -----------
Net cash provided by (used in) operating activities.........      4,921,282     (1,251,763)
INVESTING ACTIVITIES
Purchases of equipment and leasehold improvements...........     (2,231,769)    (2,265,627)
Maturity of short-term investments..........................             --      3,766,100
                                                                -----------    -----------
Net cash provided by (used in) investing activities.........     (2,231,769)     1,500,473
FINANCING ACTIVITIES
Proceeds from stock options exercised.......................        166,735         85,643
Proceeds from sale of common stock under employee stock
  purchase plan.............................................        397,900        374,226
Net (payments of) borrowings under credit line..............             --     (1,068,240)
Proceeds from notes payable.................................      1,500,000        625,000
Principal payments on notes payable.........................       (473,394)      (265,077)
                                                                -----------    -----------
Net cash provided by financing activities...................      1,591,241       (248,448)
                                                                -----------    -----------
Net increase in cash........................................      4,280,754            262
Cash and cash equivalents at beginning of period............      6,428,718          9,092
                                                                -----------    -----------
Cash and cash equivalents at end of period..................    $10,709,472    $     9,354
                                                                ===========    ===========

                See accompanying notes to financial statements.

                     ITEM 1. NOTES TO FINANCIAL STATEMENTS

1. ACCOUNTING POLICIES

     Basis of Presentation

     The accompanying unaudited financial statements have been prepared by SeaMED Corporation (the Company) in accordance with generally accepted accounting principles for interim financial information and in accordance with the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (which include only normal recurring adjustments) considered necessary for a fair presentation have been included. The balance sheet at June 30, 1998 has been derived from audited financial statements at that date, but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. The results of operations for the nine-month period ended March 31, 1999, are not necessarily indicative of results to be expected for the entire year ending June 30, 1999 or for any other fiscal period. For further information, refer to the financial statements and footnotes included in the Company's Form 10-K for the year ended June 30, 1998.

2. REVENUE RECOGNITION

     The Company recognizes revenues from contracts to perform engineering design and product development as the related engineering service is performed. When estimates indicate a probable loss on a contract, the full amount of such loss is accrued at that time. The Company generally recognizes revenue from manufacturing services when the related products are shipped.

3. RECENTLY ISSUED ACCOUNTING STANDARDS

     As of July 1, 1998, the Company adopted Statement of Financial Accounting Standard (SFAS) No. 130, "Reporting Comprehensive Income." The adoption of SFAS No. 130 had no impact on the Company's operating results or shareholders' equity. For the nine months ended March 31, 1999, net income and comprehensive income were the same.

     In 1997, the Financial Standards Accounting Standards Board (FASB) issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," which is required to be adopted for periods beginning after December 15, 1997. SFAS No. 131 supersedes SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise." Companies will be required to report each operating segment and related information, as defined in SFAS No. 131, in the notes to financial statements. The Company plans to adopt SFAS No. 131 in 1999. SFAS No. 131 is not required to be applied to interim financial statements in the initial year of adoption.

     In 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which is required to be adopted for periods beginning after June 15, 1999. Due to the minimal use of derivative instruments and hedging activities, the Company does not expect the impact of SFAS No. 133 to be material.

4. INVENTORIES

     Inventories consist of the following:

                                                         MARCH 31,      JUNE 30,
                                                           1999           1998
                                                         ---------      --------
Work in process.....................................    $ 2,451,218    $ 3,685,594
Purchased and manufactured parts....................      9,153,659     12,366,257
                                                        -----------    -----------
                                                         11,604,877     16,051,851
Less inventory reserve..............................      1,250,488        866,334
                                                        -----------    -----------
                                                        $10,354,389    $15,185,517
                                                        ===========    ===========

5. NET INCOME PER SHARE

     The following table sets forth the computation of basic and diluted net income per share.

                                                       QUARTER ENDED             NINE MONTHS ENDED
                                                         MARCH 31,                   MARCH 31,
                                                  ------------------------    ------------------------
                                                     1999          1998          1999          1998
                                                     ----          ----          ----          ----
Numerator:
  Numerator for basic and diluted net income
     per share
     Net income as reported...................         4,664     1,075,661     2,023,597     2,929,155
                                                  ==========    ==========    ==========    ==========
Denominator:
  Denominator for basic net income per
     share -- weighted average common
     shares...................................     5,545,184     5,330,939     5,501,013     5,294,509
                                                  ----------    ----------    ----------    ----------
  Effect of dilutive securities:
     Net effect of dilutive stock options
       based on the treasury stock method
       using average market price.............       112,157       301,507       159,202       314,748
     Net effect of dilutive stock warrants
       based on the treasury stock method
       using average market price.............             0        28,889             0        28,626
                                                  ----------    ----------    ----------    ----------
  Dilutive potential common shares............       112,157       330,396       159,202       343,374
                                                  ----------    ----------    ----------    ----------
  Denominator for diluted net income per
     share....................................     5,657,341     5,661,335     5,660,215     5,637,883
                                                  ==========    ==========    ==========    ==========
Basic net income per share....................    $      .00    $      .20    $      .37    $      .55
                                                  ==========    ==========    ==========    ==========
Diluted net income per share..................    $      .00    $      .19    $      .36    $      .52
                                                  ==========    ==========    ==========    ==========

6. NOTES PAYABLE

     Variable Rate Note

     The Company borrowed $2.5 million during fiscal year 1998 and an additional $1.5 million in September 1998 against an existing equipment credit facility. Borrowings under this agreement bear interest at LIBOR plus 1.4% (6.65% at March 31, 1999).

     Equipment Line of Credit Agreement

     In July of 1998, the Company's Board of Directors approved an equipment line of credit up to $5.0 million. Borrowings under this facility bear interest at LIBOR plus 1.4%. This agreement expires October 1, 2001.

     Working-Capital Line of Credit Agreement

     In July of 1998, the Company's Board of Directors approved an increase to its existing working capital line of credit. Under this agreement the Company can borrow up to 85% of eligible accounts receivable and 50% of eligible inventory up to a maximum of $20.0 million. Borrowings under this agreement and the equipment line of credit agreement are payable on demand if certain covenants are not met. These covenants include a maximum debt-to-equity ratio of 1.25-to-1, minimum ratio of earnings before income taxes and interest of 2.0-to-1 and dividend restrictions. Borrowings under this agreement bear interest at the bank's prime rate minus .25% or LIBOR plus 1.2%. This agreement expires October 1, 2001. There were no borrowings outstanding under this line of credit at March 31, 1999.

     Interest Rate Contract

     At March 31, 1999, the Company had an interest rate contract with a notional principal amount of $4.0 million that effectively converts the $4.0 million variable rate note to a fixed rate of 7.5%.